Exhibit 4.57

Dated	20 December 2005

(1)	BIOPROGRESS PLC

- and -

(2)	DEXO BIOGENERICS LIMITED

LICENCE AGREEMENT

THIS AGREEMENT is made the 20th day of December 2005

BETWEEN:

(1)	BIOPROGRESS PLC, a company incorporated under the laws of England (company number 04617139) whose registered office is at Hostmoor Avenue, March, Cambridgeshire PE15 0AX (“Licensor”); and

(2)	DEXO BIOGENERICS LIMITED, a company incorporated under the laws of England (company number 05625492) whose registered office is currently at c/o BioProgress Technology Limited, Hostmoor Avenue, March, Cambridgeshire PE15 0AX (“Licensee”).

WHEREAS:

The Licensor has agreed to license elements of its technology to the Licensee according to the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

In this Agreement, the following expressions shall unless the context otherwise requires have the following meanings:

“Commencement Date” the date of this Agreement;

“Confidential Information” shall be as defined in Clause 8.1;

“Developed Products” products developed by the Licensee using the Products IP combined with other Intellectual Property;

“Field” generic pharmaceutical products

“Force Majeure” in relation to either party any circumstances beyond the reasonable control of that party including without limitation any strike, lock-out, or other form of industrial action, act of God, war, riot, accident, fire, flood, explosion or government action;

“Group” in relation to any company, that company and any other company which, at the relevant time, is that company’s holding company or subsidiary (as defined by s736 of the Companies Act 1985 as amended by the Companies Act 1989), or the subsidiary of any such holding company (as so defined), and a “Member” of a Group has a corresponding meaning;

“Improvement” any improvement, modification, development, adaptation, alteration or addition to the Products IP and to the method of manufacturing Products;

“Intellectual Property” all Patents, claims in Patents, utility models, registered and unregistered trade marks, service marks, registered designs, applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world, copyright, design right, approvals, data exclusivity rights, supplementary protection certificates, inventions, confidential information (including without limitation Know-how) and any other similar right situated in any country in the world;

“Know How” all information and materials not in the public domain of whatsoever nature, including without limitation ideas, discoveries, inventions, data, formulae, biological and chemical materials, techniques, procedures for experiments and tests, technical information, specifications, results of experiments and tests, design, sketches and records;

“Patent” all patents or letters patent, utility models and applications for any of the foregoing in any part of the world and any extensions of term thereof, continuations, continuations in part and all patents derived or claiming priority therefrom in any part of the world;

“Products” the Products listed in Schedule 1;

“Products IP” the Intellectual Property contained in, implemented by or relating to the Products, including but not limited to that listed in Schedule 2;

“Territory” the United Kingdom provided that the parties may agree in writing to extend the territory on a case by case basis.

2.	GRANT OF LICENCE

In consideration of being allotted shares in the Licensee, the Licensor hereby grants to the Licensee, with effect from the Commencement Date for the duration of this Agreement, a non-exclusive licence in the Field to use the Products IP to develop market and distribute (or have developed, marketed and distributed) Developed Products.

3.	INTELLECTUAL PROPERTY RIGHTS

3.1	If the Licensee learns of any infringement or suspected infringement of the Products IP, or any allegation that it infringes a third party’s rights, it shall promptly notify the Licensor in writing.

3.2	The Licensee shall supply such assistance as the Licensor reasonably requires (at the Licensor’s expense) to counter any infringement of the Products IP or any allegation that the Products IP infringes a third party’s Intellectual Property.

3.3	The Licensee may use and/or exploit the Products IP in accordance with the terms of this Agreement only.

4.	REPRESENTATIONS AND WARRANTIES

Each of the parties warrants to the other that it has the right to enter into this Agreement and is not restricted by any provisions of any agreements of any nature which prevent it from carrying out this Agreement fully in accordance with its terms.

5.	OBLIGATIONS OF THE LICENSOR

The Licensor shall as soon as reasonably possible after the Commencement Date supply the Licensee with such information concerning the Products IP as the Licensee requires to perform its obligations and exercise its rights under this Agreement.

6.	OBLIGATIONS OF THE LICENSEE

6.1	The Licensee shall use its reasonable endeavours to develop, market, promote and maximise sales of Developed Products throughout the Territory.

6.2	The Licensee shall promptly report to the Licensor all problems encountered in manufacturing, marketing and supplying Developed Products caused by the rights licensed under this Agreement and all customer queries or complaints in connection therewith.

7.	IMPROVEMENTS

7.1	Each party shall as soon as reasonably possible disclose to the other party any Improvements which it generates during this Agreement.

7.2	Improvements generated by the Licensor shall be licensed to the Licensee as if they were part of the Products IP.

7.3	Improvements generated by the Licensee shall be assigned to the Licensor free of all third party rights and licensed back to the Licensee as if they were part of the Products IP. Accordingly, the Licensee hereby assigns by way of future assignment all its right, title and interest in such Improvements to the Licensor and the Licensee shall do such things and execute such documents as the Licensor requires in order to effect such assignment.

8.	CONFIDENTIALITY

8.1	Subject to Clause 11, each party agrees to maintain secret and confidential (a) all tangible or intangible trade secrets, Know-how and other technical or commercial information (including Intellectual Property) disclosed to it by the other or otherwise obtained by it from the other, whether prior to and in contemplation of this Agreement or in the course of this Agreement, and which the other party has properly designated as proprietary and/or confidential or which, by reason of its nature or the circumstances surrounding its disclosure or its being obtained ought to be treated as proprietary and/or confidential (collectively, “Confidential Information”).

8.2	Clause 8.1 shall not apply to information which the recipient party can prove by documentary evidence:

8.2.1	prior to receipt thereof from the other party was in the possession of the recipient party and at its free disposal; or

8.2.2	is subsequently disclosed to the recipient party without any obligations of confidence by a third party who has not derived it directly or indirectly from the other; or

8.2.3	is or becomes generally available to the public through no act or default of the recipient party or its employees, agents, contractors or sub-contractors; or

8.2.4	is required by law or a court or other competent authority to be disclosed; provided that in such case the recipient party shall promptly notify the other party in writing and in such detail as the other party may reasonably require of such requirement for disclosure and shall assist that other party in any lawful efforts to prevent or limit the disclosure.

8.4	It is acknowledged that notwithstanding the provisions of Clause 8.1 above each party shall be entitled to disclose any Confidential Information of the other party to its agents, representatives, employees, consultants, professional advisors, and prospective and actual licensors, licensees, investors, customers and manufacturers (collectively “Third Party Recipients”) to the extent necessary to facilitate the performance of its obligations and exercise of its rights under this Agreement Provided that any such disclosure shall only be limited to what is absolutely necessary for such purposes and the party making any such disclosure shall procure that any such Third Party Recipient shall be bound by obligations of confidentiality substantially similar to the provisions of this Clause 8.

8.5	This Clause 8 shall survive any termination or expiry of this Agreement and continue in force without limitation in time.

9.	LIABILITY

9.1	The Licensor warrants that, so far as it is aware, the Products IP can be licensed to the Licensee without infringing any third party’s rights. All other warranties, conditions and terms, express or implied, are, subject to Clause 4, excluded from this Agreement.

9.2	Neither party excludes or limits its liability in negligence for death or personal injury, or for fraud or wilful default or otherwise insofar as any exclusion or limitation of its liability is void, prohibited or unenforceable by law. All other provisions of this Agreement shall be read subject to this Clause 9.2.

9.3	Subject to Clauses 9.1 and 9.2:-

9.3.1	each party’s total liability in contract, tort (including negligence or breach of statutory duty), misrepresentation or otherwise, arising out of or in connection with this Agreement shall be limited to £1,000,000 (one million pounds sterling) and

9.3.2	neither party shall have any liability to the other for any loss of profit, revenue, savings, goodwill or other financial or consequential loss of any kind whatsoever, including loss of business, loss under current and future contracts and administrative costs arising out of or in relation to this Agreement, whether arising by reason of misrepresentation, breach of contract, in tort (including negligence or breach of statutory duty) or under statute.

9.4	The Licensee shall indemnify and hold harmless (on a full indemnity basis) the Licensor against any losses, costs, expenses (including reasonable attorneys’ fees), damages and liabilities which the Licensor may incur in connection with the Licensee’s development of Developed Products or supply of Developed Products to third parties.

10.	FORCE MAJEURE

If either party to this Agreement is prevented or delayed in the performance of any of its obligations under this Agreement by Force Majeure, and if such party gives written notice thereof to the other party specifying the matters constituting Force Majeure, together with such evidence as it reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue then the party in question shall be excused the performance or the punctual performance as the case may be as from the date of such notice for so long as such cause of prevention or delay shall continue.

11.	PUBLICITY AND MARKETING

Each party hereby authorises the other party to use the first party’s name and to refer to the subject matter of this Agreement for publicity and marketing purposes, provided that each party shall obtain the other’s written consent (which shall not be unreasonably withheld or delayed) prior to any such use provided that the Licensor may make an announcement on the Stock Exchange pertaining to this Agreement without requiring such consent.

12.	TERMINATION

Subject to earlier termination in accordance with its terms, this Agreement shall commence on the Commencement Date and continue in force thereafter. It may only be terminated by mutual written consent of the parties.

13.	CONSEQUENCES OF TERMINATION

13.1	Termination of this Agreement for any reason shall be without prejudice to the rights of the parties accrued prior to termination and shall not bring to an end any provision of this Agreement which needs to survive termination in order to give full effect to its meaning.

13.2	If this Agreement terminates for whatever reason, the licences granted hereunder shall cease forthwith and (unless the parties come to some other arrangement) the Licensee shall immediately cease manufacturing, marketing and selling Developed Products Provided that the Licensee may complete the manufacture and supply of Developed Products which as at the effective date of termination it is contractually bound to supply to third parties.

13.3	Upon termination of this Agreement (howsoever caused) each party shall promptly deliver up to the other:

13.3.1	any material containing or disclosing any Confidential Information of the other party that has been provided to the first party for or in connection with this Agreement; and

13.3.2	all documentation, records, equipment and other items which are the property of the other party and which have been provided to the first party for or in connection with this Agreement.

14.	ASSIGNMENT

This Agreement is personal to the parties and, subject as otherwise expressly provided in this Agreement, neither party shall assign, sub-license, sub-contract or delegate or purport to assign, sub-license, sub-contract or delegate its rights or obligations under this Agreement in whole or in part, without the other party’s prior written consent which shall not be unreasonably withheld or delayed.

15.	MISCELLANEOUS

15.1	No variation or amendment of this Agreement shall bind either party unless made in writing and agreed to in writing by duly authorised officers of both parties.

15.2	If it transpires that the whole or any part of any provision of this Agreement is illegal, void or unenforceable under any law that is applicable hereto, or if any competent authority or court of competent jurisdiction in a final decision so determines, this Agreement shall continue in force save that such provision (or the relevant part of it) shall be deemed to be deleted from this Agreement with effect from the date of such agreement or decision or such earlier date as the parties may in writing agree.

15.3	A failure by either party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.

15.4	This Agreement supersedes any other arrangements, undertakings, promises, representations or agreements (whether or not in writing) made or existing between the parties hereto prior to or simultaneously with this Agreement and relating to the subject matter of this Agreement.

15.5	This Agreement is not intended to confer a benefit on any third party, whether pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise and no third party shall have any right to enforce any of the provisions of this Agreement.

15.6	The relationship of the parties under this Agreement is that of independent contractors and, subject as otherwise expressly provided in this Agreement, neither party is the agent of the other for any purpose and neither party shall make any representation, give any warranty or enter into any contractual or other commitment purporting to be binding on the other.

16.	NOTICES

Any notice given under this Agreement shall be sufficiently served if in writing and sent to the address of the recipient party as set out below

BioProgress Plc

Hostmoor Avenue

March

Cambridgeshire

PE15 0AX

Fax 01354 655858

FAO Chief Executive Officer

Copy to: Legal Counsel

Dexo BioGenerics Limited

Hostmoor Avenue

March

Cambridgeshire

PE15 0AX

Fax 01354 655858

FAO Managing Director

Copy to: Company Secretary

Provided that:-

16.1	if served by facsimile it will be deemed received when sent, subject to issue of a valid transmission slip;

16.2	if served by hand (including courier) it will be deemed received when delivered; and

16.3	if served by post it will be deemed received 2 business days after posting.

17.	GOVERNING LAW AND DISPUTES

17.1	The parties will attempt in good faith to resolve any dispute or claim arising out of or relating to this Agreement within 30 days by negotiations between their respective nominated representatives. If the matter is not so resolved within such 30 day period, either party may at its option submit the matter for resolution through a procedure such as mediation, conciliation or executive tribunal or other dispute resolution technique recommended to them by the Centre for Dispute Resolution in England or by such bodies as may replace it (“ADR Procedure”).

17.2	If a party elects to submit to the ADR Procedure, the other party shall be obliged to submit to the ADR Procedure and both parties shall attempt in good faith to resolve the matter through the ADR Procedure. In such circumstances, neither party may resort to the jurisdiction of the courts under Clause 17.3 until the dispute or claim has been resolved pursuant to the ADR Procedure or until the person or tribunal in charge of the ADR Procedure notifies both parties in writing that in his, her or its opinion the matter is not capable of resolution through the ADR Procedure or is unlikely to be so resolved.

17.3	This Agreement shall be governed by and construed in all respects in accordance with the laws of England and, subject to Clauses 17.1 and 17.2, the parties submit to the exclusive jurisdiction of the English courts in respect of any dispute or claim arising out of or relating to this Agreement.

SCHEDULE 1

Products

SWOLLO

Soft capsules with liquid fill encased in XGEL™ non-gelatine film

SEPTUM

Multi-chamber soft capsules encased in XGEL™ non-gelatine film

TABWRAP

Standard compressed tablet cores overwrapped with XGEL™ non-gelatine film

SOLULEAVES

XGEL™ non-gelatine film strips

WAFERTAB

Multi-layer XGEL™ non-gelatine film strips

FOAMBURST

Capsules or strips made of foamed XGEL™ non-gelatine film. Gas is blown into the film during production, resulting in a honeycomb-type structure.

SCHEDULE 2

Products IP

SWOLLO

Patents and patent applications

Ref	Country	Application Number	Application Date	Publication Number	Publication Date	Patent No.	Patent Date	STATUS
IPP1CA	Canada	2250397	25-Mar-97					Pending
IPP1DE	Germany	97914438.3	25-Mar-97	EP0889710	02-Oct-97	EP0889710	27-Feb-02	Granted
IPP1EP	Europe	97914438.3	25-Mar-97	EP0889710	02-Oct-97	EP0889710	27-Feb-02	Granted
IPP1ES	Spain	97914438.3	25-Mar-97	EP0889710	02-Oct-97	EP0889710	27-Feb-02	Granted
IPP1FR	France	97914438.3	25-Mar-97	EP0889710	02-Oct-97	EP0889710	27-Feb-02	Granted
IPP1GB2	UK	97914438.3	25-Mar-97	EP0889710	02-Oct-97	EP0889710	27-Feb-02	Granted
IPP1IT	Italy	97914438.3	25-Mar-97	EP0889710	02-Oct-97	EP0889710	27-Feb-02	Granted
IPP1JP	Japan	534142/1997	25-Mar-97	515397/2000	21-Nov-00			Pending
IPP1NO	Norway	1998.4472	25-Mar-97					Pending
IPP1NZ	New Zealand	331840	25-Mar-97			331840	06-Jul-00	Granted
IPP1TR	Turkey	98/01923	25-Mar-97			TR1998 01923B	21-Dec-00	Granted
IPP1ZA	South Africa	97/2638	26-Mar-97				31-Dec-97	Granted
IPP2AU	Australia	37888/00	04-Nov-99			748996	26-Sep-02	Granted
IPP2CA	Canada	2348843	04-Nov-99					Pending
IPP2DE	Germany	99954145.1	04-Nov-99	1128821	18-May-02			Granted
IPP2EP	Europe	99954145.1	04-Nov-99	1128821	18-May-02	1128821	03-Sep-03	Granted
IPP2ES	Spain	99954145.1	04-Nov-99	1128821	18-May-02	1128821	03-Sep-03	Granted
IPP2FR	France	99954145.1	03-Nov-99	1128821	18-May-02	1128821	03-Sep-03	Granted
IPP2GB2	UK	9925166.2	25-Oct-99	2343669	17-May-00	2343669	22-Aug-01	Granted
IPP2GB3	UK	99954145.1	04-Nov-99	1128821	18-May-02	1128821	03-Sep-03	Granted
IPP2IL	Israel	142819	04-Nov-99					Pending
IPP2IN	India	IN/PCT/2001/ 00475	04-Nov-99					Pending
IPP2IT	Italy	99954145.1	04-Nov-99	1128821	18-May-02	1128821	03-Sep-03	Granted
IPP2JP	Japan	580598/200	04-Nov-99	529398/2002	10-Sep-02			Pending
IPP2US	USA	09/831,587	04-Nov-99			6352719	05-Mar-02	Granted
IPP4GB2	GB	0102204.5	29-Jan-01	2361643	31-Oct-01	2361643	24-Nov-04	Granted
IPP4GB3	GB	0411917.8	27-May-04	2398499	25-Aug-04	2398499	24-Nov-04	Granted
IPP8AT	Austria	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8BE	Belgium	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8CH/LI	Switzerland/Liechtenstein	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8CY	Cyprus	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8DE	Germany	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8DK	Denmark	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8EP	Europe	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8ES	Spain	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8FI	Finland	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8FR	France	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8GB2	GB	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8GR	Greece	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted

Ref	Country	Application Number	Application Date	Publication Number	Publication Date	Patent No.	Patent Date	STATUS
IPP8IE	Ireland	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8IT	Italy	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8LU	Luxembourg	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8MC	Monaco	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8NL	Netherlands	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8PT	Portugal	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8SE	Sweden	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8TR	Turkey	01940817.8	21 Jun 01	1317255	17 Jan 02	1317255	6 Oct 04	Granted
IPP8US	USA	10/332,203	21 Jun 01	03-0185881	2 Oct 03			Pending
IPP23GB	GB	0417199.7	2 Aug 2004					Pending
IPP24GB	GB	0418650.8	20 Aug 04					Pending

Trade marks and trade mark applications

BPRG REF	TERRITORY	CLASSES	APPLICATION NUMBER	PUBLICATION DATE	REGISTRATION DATE	REGISTERED NUMBER	COMMENTS
IPT11	Europe	1, 7, 40	003994051	29th August 2005			Pending
IPT11	USA	1, 7, 40	78/567,107				Awaiting publication

SEPTUM

Patents and patent applications

Ref	Country	Application Number	Application Date	Publication Number	Publication Date	Patent No.	Patent Date	STATUS
IPP3AU	Australia	59944/00	07-Jul-00					Pending
IPP3CA	Canada	2375616	07-Jul-00					Pending
IPP3EP	Europe	00946054.4	07-Jul-00	1194130	18-Jan-01			Pending
IPP3JP	Japan	508957/2001	07-Jul-00					Pending
IPP3US	USA	10/030,902						Pending

Trade marks and trade mark applications

BPRG REF	TERRITORY	CLASSES	APPLICATION NUMBER	PUBLICATION DATE	REGISTRATION DATE	REGISTERED NUMBER	COMMENTS
IPT11	Europe	1, 7, 40	003994051	29 August 2005			Pending
IPT11	USA	1, 7, 40	78/567,107				Responded to office action, waiting for publication

TABWRAP

Patents and patent applications

Ref	Country	Application Number	Application Date	Publication Number	Publication Date	Patent No.	Patent Date	STATUS
IPP9AU	Australia	2002304511	29 May 02					Pending
IPP9CA	Canada	2445649	29 May 02					Pending
IPP9CN	China	02811162.1	29 May 02					Pending
IPP9EP	Europe	02732903.6	29 May 02	1392251	12 Dec 02			Pending
IPP9HK	Hong Kong	04103888.5	31 May 04					Pending
IPP9IN	India	01479/KOLNP/ 2003	29 May 02					Pending
IPP9JP	Japan	501434/2003	29 May 02					Pending
IPP9NZ	New Zealand	529170	29 May 02					Pending
IPP9US	USA	10/477,570	29 May 02					Pending
IPP9ZA	South Africa	2003/9342	29 May 02					Granted
IPP29GB	GB		31 Oct 2005					Pending
IPP30GB	GB		31 Oct 2005					Pending

Trade marks and trade mark applications

BPRG REF	TERRITORY	CLASSES	APPLICATION NUMBER	PUBLICATION DATE	REGISTRATION DATE	REGISTERED NUMBER	COMMENTS
IPT6CTM	Europe	1, 7, 40	003248911	15 March 2004	6 August 2004	003248911	GRANTED
IPT6GB	UK	1, 7, 40	2326474	13 June 2003	14 March 2003	2326474	GRANTED
IPT6USA	USA	1, 7, 40	78/273,152	26 October 2004			Statement of Use due 18 January 2006

SOLULEAVES

Patents and patent applications

Ref	Country	Application Number	Application Date	Publication Number	Publication Date	Patent No.	Patent Date	STATUS

IPP20	PCT		17 May 04					Pending

IPP22	PCT	PCT/US2005/ 20089	07 June 05					Pending

Trade marks and trade mark applications

BPRG REF	TERRITORY	CLASSES	APPLICATION NUMBER	PUBLICATION DATE	REGISTRATION DATE	REGISTERED NUMBER	COMMENTS
IPT12	Europe	1, 3, 5, 7, 29, 30, 40	003994068				Waiting for publication
IPT12	USA		78/566,944				Need to respond to office action by 12 March 2006

WAFERTAB

Patents and patent applications

Ref	Country	Application Number	Application Date	Publication Number	Publication Date	Patent No.	Patent Date	STATUS

IPP19WO	PCT	PCT/GB2005/ 000615	18 Feb 05					Pending

IPP27	GB	0508306.8	25 Apr 05					Pending

Trade marks and trade mark applications

BPRG REF	TERRITORY	CLASSES	APPLICATION NUMBER	PUBLICATION DATE	REGISTRATION DATE	REGISTERED NUMBER	COMMENTS
IPT10	Europe	1, 3, 5, 7, 29, 30, 40	003693983	20 December 2004	29 August 2005	003693983	GRANTED - renewal due 3 March 2014
IPT10	USA	1, 3, 5, 7, 29, 30, 40	76/584,227				Amendments submitted to USPTO

SIGNED by the parties’ authorised representatives on the date written at the head of this Agreement.

For and on behalf of BioProgress plc
/s/ Georgina Godby (signature)

Name: Georgina Godby

Position: Company Secretary

For and on behalf of Dexo BioGenerics Limited
/s/ Steve Martin (signature)

Name: Steve Martin

Position: Director